Exhibit 99.1

Allarity Therapeutics Regains Compliance with NASDAQ Minimum Bid Price Requirement

Boston (October 10, 2024) — Allarity Therapeutics, Inc. (“Allarity” or the “Company”) (NASDAQ: ALLR), a clinical-stage pharmaceutical company dedicated to developing personalized cancer treatments, today announced that on October 9, 2024, it received a formal notice from The Nasdaq Stock Market, LLC’s Office of General Counsel (“Nasdaq”). The notice confirmed that the Company has regained compliance with the minimum bid price requirement as set forth in Nasdaq’s Listing Rule 5550(a)(2) (the “Bid Price Rule”). Nasdaq noted that since September 11, 2024, Allarity’s stock has maintained a closing bid price of $1.00 or more for 20 consecutive trading days, thereby meeting the requirements for regaining compliance with the Bid Price Rule.

Thomas Jensen, CEO of Allarity Therapeutics, stated, “We are pleased to report that Nasdaq has recognized our compliance with the minimum bid price requirement. With the resolution of this compliance issue, we can continue to build upon the great progress made during 2024 by concentrating our resources on advancing the stenoparib program, where the Phase 2 trial in advanced ovarian cancer has continued to deliver encouraging data. Our focus remains on progressing this novel therapy, as new treatment options are urgently needed for advanced ovarian cancer patients, who currently face very limited alternatives.”

About Stenoparib

Stenoparib is an orally available, small-molecule dual-targeted inhibitor of PARP1/2 and Tankyrase 1 and 2. At present, tankyrases are attracting significant attention as emerging therapeutic targets for cancer, principally due to their role in regulating the Wnt signaling pathway. Aberrant Wnt/β-catenin signaling has been implicated in the development and progression of numerous cancers. By inhibiting PARP and blocking Wnt pathway activation, stenoparib’s unique therapeutic action shows potential as a promising therapeutic. Allarity has exclusive global rights for the development and commercialization of stenoparib, which was originally developed by Eisai Co. Ltd. and was formerly known under the names E7449 and 2X-121.

About Allarity Therapeutics

Allarity Therapeutics, Inc. (NASDAQ: ALLR) is a clinical-stage biopharmaceutical company dedicated to developing personalized cancer treatments. The Company is focused on development of stenoparib, a novel PARP/Tankyrase inhibitor for advanced ovarian cancer patients, using its DRP® companion diagnostic for patient selection in the ongoing phase 2 clinical trial, NCT03878849. Allarity is headquartered in the U.S., with a research facility in Denmark, and is committed to addressing significant unmet medical needs in cancer treatment. For more information, visit www.allarity.com.

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Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide the Company’s current expectations or forecasts of future events. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the expected clinical progress of stenoparib in advanced ovarian cancer, the potential for the drug to provide significant clinical benefit to patients, and the Company’s strategy to advance regulatory approval processes for stenoparib based on ongoing trial data. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to multiple risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, challenges related to raising sufficient capital for clinical operations, uncertainties around the interpretation of clinical trial data, risks that initial positive data may not be replicated in larger trials, potential delays or failures in securing regulatory approvals, and the ability to bring stenoparib or other pipeline candidates to market. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in our Form S-1 registration statement filed on October 30, 2023, as amended and our Form 10-K annual report on file with the Securities and Exchange Commission (the “SEC”), available at the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information unless required by law.

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Company Contact:

investorrelations@allarity.com

Media Contact:

Thomas Pedersen
Carrotize PR & Communications
+45 6062 9390
tsp@carrotize.com